Exhibit 99.1

PRESS RELEASE

Investor Relations Contact:

Investor Relations

Embarcadero Technologies

Investor@Embarcadero.com

415/834-3131

Embarcadero Technologies Announces Preliminary First Quarter 2006 Results

San Francisco, Calif. – April 10, 2006 - Embarcadero Technologies, Inc. (Nasdaq: EMBT), a leading provider of strategic data management solutions, today announced preliminary estimated financial results for its first quarter ended March 31, 2006. Embarcadero expects to report revenues in the range of $14.2 - $14.5 million, as compared to the guidance of $15.1 million to $15.8 million. Diluted earnings per share under US Generally Accepted Accounting Principles (GAAP) is expected to be approximately $0.02. Non-GAAP diluted earnings per share, which excludes stock based compensation expenses and amortization of intangibles of acquired technology, excluding certain non-cash charges, is expected to be approximately $0.04, as compared to our guidance of $0.06 - $0.08.

Cash grew by approximately $4.0M during the quarter, resulting in cash, cash equivalents and short term investments of $64.0M at March 31, 2006.

“We are disappointed by the revenue shortfall, as the opportunity was there to achieve our objectives,” said Stephen Wong, chairman and chief executive officer of Embarcadero Technologies. “Unfortunately, we suffered weak results in Europe and our domestic telesales business was affected by lower sales volumes. Despite the revenue shortfall, we continue to post annual growth in revenues and earnings per share.”

Embarcadero will discuss its preliminary first quarter financial results on a conference call and simultaneous Web cast to be held today, April 10, 2006 at 2:00 PM Pacific Time. The Web cast of this conference call, which will be available live as well as archived, can be accessed by all interested parties at Embarcadero Technologies’ Web site, www.embarcadero.com , in the events calendar under “Investor Relations.”

Final first quarter results will be announced on Tuesday, April 25, 2006 after the close of market. These final results, as well as a business outlook, will be discussed on a conference call and simultaneous Web cast to be held at 2:00 PM Pacific Time that same day. The Web cast of this conference call, which will be available live as well as archived, can be accessed by all interested parties at Embarcadero Technologies’ Web site, www.embarcadero.com , in the events calendar under “Investor Relations.”

Embarcadero Announces First Quarter 2006 Preliminary Financial Results	2 of 2

Non-GAAP Financial Measures

The non-GAAP financial measures and annual comparisons for profitability and earnings per share discussed in this press release excludes certain non-cash charges that has not been calculated in accordance with generally accepted accounting principles (GAAP). This differs from GAAP in that the measure excludes amortization of non-cash stock-based compensation and amortization of other intangible assets and assumes a tax rate of approximately 33%. Embarcadero has previously provided this non-GAAP measurement in press releases reporting earnings per share because we believe this measurement provides a consistent basis for comparison between quarters, which is not influenced by changes in the company’s effective tax rate or certain non-cash or non-recurring expenses and is therefore useful to investors. This measure should not be considered an alternative to GAAP, and this non-GAAP measure may not be comparable to information provided by other companies. A quantitative reconciliation of non-GAAP measurements to GAAP for earnings per share for the recently completed quarter is not yet possible because the final financial statements for the quarter are not yet available. This reconciliation will be provided when Embarcadero reports final quarterly results on April 25, 2006.

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT) is a leading provider of strategic data management solutions that help companies to improve the availability, integrity, accessibility, and security of corporate data. Nearly 12,000 customers, including 97 of the Fortune 100, rely on Embarcadero Technologies solutions to maximize their return on corporate data assets and to meet the challenges of explosive data growth, escalating data security requirements, and complex, multi-platform data environments. Embarcadero Technologies is headquartered in San Francisco, CA. For more information, call 415/834-3131 or visit www.embarcadero.com.

Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K/A. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.